Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Tom Filandro - ICR
Partner
tom.filandro@icrinc.com
(646) 227-1235

Big Lots Reports Q4 and Full Year Results

Full Year Net Sales Again Exceed $6 Billion, Inclusive of a 13.2% Two-Year Comp
Fourth Quarter Two-Year Comp of 5.4% Demonstrates Sustained Underlying Growth
On Track to Open 50 Net New Stores in 2022 with a Long-Range Incremental Store Goal of 500+
Company Reaffirms Long-Term Sales Objective of $8 to $10 Billion with 6% to 8% Operating Margin

For Q4 Results Presentation, Please Visit: https://www.biglots.com/corporate/investors

Columbus, Ohio – March 3, 2022 – Big Lots, Inc. (NYSE: BIG) today reported net income of $49.8 million, or $1.63 per diluted share, for the fourth quarter of fiscal 2021 ended January 29, 2022. This result includes an after tax charge of $3.8 million, or $0.12 per diluted share, associated with store asset impairments. Excluding this charge, adjusted net income was $53.6 million, or $1.75 per diluted share (see non-GAAP table included later in this release), which compares to the company’s updated guidance for the fourth quarter, as provided on January 10, 2022, of $1.80 to $1.95 net income per diluted share. Net income for the fourth quarter of fiscal 2020 was $98.0 million, or $2.59 per diluted share.

Net sales for the fourth quarter of fiscal 2021 totaled $1.73 billion, a 0.3% decrease compared to $1.74 billion for the same period last year, and an increase of 7.8% compared to the fourth quarter of fiscal 2019. The decline to last year was driven by a comparable sales decrease of 2.3%, as the company lapped a 7.9% comparable sales increase last year. Net new stores and relocations contributed approximately 200 basis points of sales growth. On a two-year basis, comparable sales increased 5.4%.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “We have much to be excited about as we enter 2022. Our new store openings are proceeding as planned, our in-stock levels are improving, and our productivity initiatives continue to deliver and gain traction. During the fourth quarter, we had a successful holiday helping our BIGionaires Live Big and Save Lots! January was a tough month as inclement weather and the Omicron spike caused a slowdown in our business, further impacted by inventory delays in key areas. However, as we have moved into 2022, we have seen these factors abate, and sales are regaining traction. In 2022, we will open over 50 net new stores, further roll out programs to drive merchandise productivity, and continue to improve our supply chain infrastructure to enable us to serve our customers how, when and where they want to shop.”

Mr. Thorn further remarked that, “Our fourth quarter results were negatively impacted by around $0.30 per share as a result of adverse shrink results as we began our annual physical inventory cycle in January. We are actively

Investor Contact
ICR, Inc.
Tom Filandro, 646-277-1235
Tom.Filandro@icrinc.com

implementing new processes and technologies that we are confident will improve shrink results going forward. In addition, we are aggressively tackling the current macro inflation and supply chain headwinds and building a more mature pricing organization to optimize margin, while continuing to provide excellent value for our customers. We are confident in our ability to navigate these near-term challenges, and remain focused on delivering our long-term sales and margin goals, and creating tremendous value for shareholders.”

A summary of adjustments to earnings per diluted share is included in the table below.

	Earnings per diluted share

	Q4 2021	FY 2021

Earnings per diluted share	$1.63	$5.33

Adjustment to exclude store asset impairment charges (1)	$0.12	$0.11

Earnings per diluted share - adjusted basis	$1.75	$5.44

(1) Non-GAAP detailed reconciliation provided in statement below

Fiscal 2021
For fiscal 2021, net income totaled $177.8 million, or $5.33 per diluted share. Excluding the charge for store asset impairments, adjusted net income was $181.6 million, or $5.44 per diluted share compared to adjusted net income of $287.3 million, or $7.35 per diluted share (non-GAAP) for fiscal 2020.

Net sales for fiscal 2021 totaled $6.15 billion, a 0.8% decrease compared to $6.20 billion last year, with the decrease resulting from a comparable sales decrease of 2.5% partially offset by sales growth in high volume new and relocated non-comp stores. On a two-year basis comparable sales increased 13.2%.

Inventory and Cash Management
Inventory ended the fourth quarter of fiscal 2021 at $1,238 million compared to $940 million for the same period last year, with the 32% increase encompassing both significantly higher unit costs and a significant increase in in-transit inventory.

The company ended the fourth quarter of fiscal 2021 with $54 million of Cash and Cash Equivalents and $4 million of Long-term Debt, compared to $560 million of Cash and Cash Equivalents and $36 million of Long-term Debt as of the end of the fourth quarter of fiscal 2020.

Share Repurchase Authorization
As previously announced, on December 1, 2021, the company’s Board of Directors authorized the repurchase of up to $250 million of the company’s outstanding shares. The authorization may be utilized to repurchase shares in the open market and/or in privately negotiated transactions at the company’s discretion, subject to market conditions and other factors. In the fourth quarter of fiscal 2021, the company invested $91 million to repurchase 2.1 million shares at an average cost of $43.90. Share repurchases completed during the fourth quarter of 2021 contributed approximately $0.04 to diluted earnings per share for the quarter. For fiscal 2021, the company invested a total $418 million to repurchase 7.7 million shares at an average cost of $54.55.

Investor Contact
ICR, Inc.
Tom Filandro, 646-277-1235
Tom.Filandro@icrinc.com

Dividend
As also announced in a separate press release, on March 1, 2022, the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $8.5 million will be payable on April 1, 2022, to shareholders of record as of the close of business on March 18, 2022.

Company Outlook
For the first quarter of fiscal 2022 the company expects to report diluted earnings per share in the range of $1.10 to $1.20. This outlook reflects a comparable sales increase of approximately 10% to the first quarter of 2019, which equates to a low double-digit decline in comparable sales versus the first quarter of 2021, as the company laps the impact of stimulus. The outlook further reflects a decrease in the gross margin rate of approximately 50 basis points compared to the first quarter of last year, and a slight increase in expense dollars compared to the first quarter of last year. The decrease in the gross margin rate is primarily due to freight costs, which are above prior expectations, and a higher shrink accrual rate as a result of January physical inventory results. The increase in expense dollars is primarily driven by incremental supply chain expenses, inflationary wage impacts, and new store-related expenses, partially offset by the variable expense impact of lower sales and lower bonus and equity compensation expense.

With regard to the full year, the company is targeting both comparable sales and gross margin rate to be approximately flat to the prior year, with operating expenses deleveraging modestly due to inflationary impacts and growth-related investments. Given greater than usual uncertainty resulting from supply chain disruption and inflation, at this point the company is not providing formal full year guidance.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. to discuss the financial results for the fourth quarter of fiscal 2021. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 12:00 p.m. today and will remain available through midnight on Friday, March 18, 2022. A replay of this call will also be available beginning today at 12:00 p.m. through March 18 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13727152. All times are Eastern Time.

About Big Lots, Inc.
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a leading home discount retailer and a Fortune 500 company, operating 1,431 stores in 47 states, as well as a best-in-class ecommerce platform with expanded capabilities via BOPIS, curbside pickup, Instacart and same day delivery across thousands of items. The company's product assortment is focused on home essentials: Furniture, Seasonal, Soft Home, Food, Consumables and Hard Home. Ranked one of the fastest-growing eCommerce businesses by Digital Commerce 360 and the recipient of Home Textiles Today’s 2021 Retail Titan Award, Big Lots’ mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering exceptional value to customers through the ultimate treasure hunt shopping experience, building a “best places to grow” culture, rewarding shareholders with consistent growth and top-tier returns and doing good in local communities. For more information about the company, visit biglots.com.

Investor Contact
ICR, Inc.
Tom Filandro, 646-277-1235
Tom.Filandro@icrinc.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Contact
ICR, Inc.
Tom Filandro, 646-277-1235
Tom.Filandro@icrinc.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JANUARY 29	JANUARY 30
	2022	2021
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$53,722	$559,556
Inventories	1,237,797	940,294
Other current assets	119,449	85,939
Total current assets	1,410,968	1,585,789

Operating lease right-of-use assets	1,731,995	1,649,009

Property and equipment - net	735,826	717,216

Deferred income taxes	10,973	16,329
Other assets	37,491	68,914
	$3,927,253	$4,037,257

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$587,496	$398,433
Current operating lease liabilities	242,275	226,075
Property, payroll and other taxes	90,728	109,694
Accrued operating expenses	120,684	138,331
Insurance reserves	36,748	34,660
Accrued salaries and wages	45,762	49,830
Income taxes payable	894	43,601
Total current liabilities	1,124,587	1,000,624

Long-term debt	3,500	35,764

Noncurrent operating lease liabilities	1,569,713	1,465,433
Deferred income taxes	21,413	7,762
Insurance reserves	62,591	57,452
Unrecognized tax benefits	10,557	11,304
Other liabilities	127,529	181,187

Shareholders' equity	1,007,363	1,277,731
	$3,927,253	$4,037,257

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JANUARY 29, 2022		JANUARY 30, 2021
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,732,021	100.0	$1,737,915	100.0
Gross margin	646,082	37.3	685,173	39.4
Selling and administrative expenses	541,228	31.2	520,617	30.0
Depreciation expense	37,376	2.2	33,586	1.9
Operating profit	67,478	3.9	130,970	7.5
Interest expense	(2,133)	(0.1)	(2,575)	(0.1)
Other income (expense)	227	0.0	1,533	0.1
Income before income taxes	65,572	3.8	129,928	7.5
Income tax expense	15,734	0.9	31,942	1.8
Net income	$49,838	2.9	$97,986	5.6

Earnings per common share
Basic	$1.67		$2.68
Diluted	$1.63		$2.59

Weighted average common shares outstanding
Basic	29,860		36,509
Dilutive effect of share-based awards	807		1,316
Diluted	30,667		37,825

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED
	JANUARY 29, 2022		JANUARY 30, 2021
		%		%
	(Unaudited)		(Unaudited)

Net sales	$6,150,603	100.0	$6,199,186	100.0
Gross margin	2,397,007	39.0	2,497,386	40.3
Selling and administrative expenses	2,014,682	32.8	1,965,555	31.7
Depreciation expense	142,572	2.3	138,336	2.2
Gain on sale of distribution centers	0	0.0	(463,053)	(7.5)
Operating profit	239,753	3.9	856,548	13.8
Interest expense	(9,281)	(0.2)	(11,031)	(0.2)
Other income (expense)	1,339	0.0	(911)	(0.0)
Income before income taxes	231,811	3.8	844,606	13.6
Income tax expense	54,033	0.9	215,415	3.5
Net income	$177,778	2.9	$629,191	10.1

Earnings per common share
Basic	$5.43		$16.46
Diluted	$5.33		$16.11

Weighted average common shares outstanding
Basic	32,723		38,233
Dilutive effect of share-based awards	632		834
Diluted	33,355		39,067

Cash dividends declared per common share	$1.20		$1.20

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JANUARY 29, 2022	JANUARY 30, 2021
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$118,056	$131,939

Net cash used in investing activities	(37,141)	(32,222)

Net cash used in financing activities	(97,789)	(87,992)

(Decrease) increase in cash and cash equivalents	(16,874)	11,725
Cash and cash equivalents:
Beginning of period	70,596	547,831
End of period	$53,722	$559,556

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 29, 2022	JANUARY 30, 2021
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$193,762	$399,349

Net cash (used in) provided by investing activities	(159,686)	452,987

Net cash used in financing activities	(539,910)	(345,501)

(Decrease) increase in cash and cash equivalents	(505,834)	506,835
Cash and cash equivalents:
Beginning of period	559,556	52,721
End of period	$53,722	$559,556

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, gain on sale of distribution centers, gain on sale of distribution centers rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the fourth quarter of 2021, the full year 2021 and the full year 2020 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Fourth Quarter of 2021 - Thirteen weeks ended January 29, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$541,228	$(5,033)	$536,195
Selling and administrative expense rate	31.2%	(0.3%)	31.0%
Operating profit	67,478	5,033	72,511
Operating profit rate	3.9%	0.3%	4.2%
Income tax expense	15,734	1,251	16,985
Effective income tax rate	24.0%	0.1%	24.1%
Net income	49,838	3,782	53,620
Diluted earnings per share	$1.63	$0.12	$1.75

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) store asset impairment charges of $5,033 ($3,782, net of tax).

Full Year 2021 - Fifty-two weeks ended January 29, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$2,014,682	$(5,033)	$2,009,649
Selling and administrative expense rate	32.8%	(0.1%)	32.7%
Operating profit	239,753	5,033	244,786
Operating profit rate	3.9%	0.1%	4.0%
Income tax expense	54,033	1,251	55,284
Effective income tax rate	23.3%	0.0%	23.3%
Net income	177,778	3,782	181,560
Diluted earnings per share	$5.33	$0.11	$5.44

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) store asset impairment charges of $5,033 ($3,782, net of tax).

Full Year 2020 - Fifty-two weeks ended January 30, 2021

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,965,555	$(3,956)	$1,961,599
Selling and administrative expense rate	31.7%	(0.1%)	31.6%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(7.5%)	7.5%	—
Operating profit	856,548	(459,097)	397,451
Operating profit rate	13.8%	(7.4%)	6.4%
Income tax expense	215,415	(117,194)	98,221
Effective income tax rate	25.5%	(0.0%)	25.5%
Net income	629,191	(341,903)	287,288
Diluted earnings per share	$16.11	$(8.75)	$7.35

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP a gain resulting from the sale of our Columbus, OH; Durant, OK; Montgomery, AL; and Tremont, PA distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.